UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 29, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed in the Current Report on Form 8-K filed by K-V Pharmaceutical (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2009, the Company on September 14, 2009 received an action by written consent of stockholders (the “Written Consent”), relating to the adoption by certain stockholders of certain amendments to the Company’s By-Laws (the “Amendments”). On November 13, 2009, IVS Associates, Inc., the inspector of elections retained by the Company to tally the votes represented by the Written Consent, certified that the votes represented by the Written Consent are sufficient to approve the matters set forth in the Written Consent. The Company, after the SEC review period had been satisfied, distributed to its stockholders on or about December 9, 2009 a Schedule 14C Information Statement to notify them of the Amendments in accordance with the rules and regulations of the SEC.
Pursuant to the rules and regulations of the SEC, which provide that the Schedule 14C Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken, the Amendments became effective on December 29, 2009.
A copy of the By-Laws, as amended, is attached hereto as Exhibit 3.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.2	By-Laws of K-V Pharmaceutical Company, amended as of December 29, 2009 *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: January 4, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws of K-V Pharmaceutical Company, amended as of December 29, 2009 *

*	Filed herewith